UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 19, 2014 (February 13, 2014)

Gladstone Capital Corporation

(Exact name of Registrant as Specified in Charter)

Maryland	814-00237	54-2040781
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 13, 2014, Gladstone Capital Corporation (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). There were present at the Annual Meeting in person or by proxy, stockholders holding an aggregate of 12,330,972 shares of the Company’s common stock and 688,133 shares of the Company’s preferred stock. The following matters were submitted to the stockholders for consideration:

1.	To elect two directors, Ms. Michela A. English and Mr. Anthony W. Parker, to be elected by the holders of common stock and preferred stock, voting together as a single class, with such directors to serve until the Annual Meeting of Stockholders in 2017 or until their successors are elected and qualified.

2.	To approve a proposal to authorize the Company, with the approval of its Board of Directors, to issue and sell shares of its common stock (during the 12 months following the Annual Meeting) at a price below its then current net asset value per common share, subject to certain limitations (including, without limitation, that the number of shares issued and sold pursuant to such authority does not exceed 25% of the Company’s then outstanding common stock immediately prior to each such sale).

The voting results, as tabulated by and received from the inspector of election for the Annual Meeting, relating to the matters voted upon indicate that: Michela A. English and Anthony W. Parker were elected to serve as directors until the 2017 Annual Meeting of Stockholders, or until their successors are elected and qualified; and proposal 2 was also approved by the Company’s stockholders. The full voting results are as follows:

1. Election of two director nominees to hold office until the 2017 Annual Meeting of Stockholders:

Such matter was voted upon by the Company’s stockholders holding common stock and preferred stock, voting together as a single class.

	For	Against	Abstain	Broker Non-Vote
Michela A. English	12,142,110	693,880	183,115	0
Anthony W. Parker	12,135,125	699,047	184,933	0

Continuing directors of the Company whose terms did not expire at the Annual Meeting were as follows: Terry Lee Brubaker, John D. Reilly and David A.R. Dullum (each serving until the 2015 Annual Meeting of Stockholders), and David Gladstone, Paul W. Adelgren, John H. Outland and Terry Earhart (each serving until the 2016 Annual Meeting of Stockholders).

2. Ratification of proposal to authorize the Company, with the approval of its Board of Directors, to issue and sell shares of the Company’s common stock (during the 12 months following the Annual Meeting) at a price below its then current net asset value per common share, subject to certain limitations (including, without limitation, that the number of shares issued and sold pursuant to such authority does not exceed 25% of the Company’s then outstanding common stock immediately prior to each such sale):

For	Against	Abstain	Broker Non-Vote
10,963,252	1,780,298	275,555	0

Such matter was voted upon by the Company’s stockholders holding common stock and preferred stock, voting together as a single class. As required by the Investment Company Act of 1940, as amended, this proposal was approved by more than 67% of all voting securities of the Company present at the Annual Meeting and more than 67% of the unaffiliated voting securities of the Company present at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLADSTONE CAPITAL CORPORATION
(Registrant)

	By:	/s/ Melissa Morrison
Melissa Morrison
February 19, 2014	Chief Financial Officer